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                                                                    Exhibit 99.2

                      CONSENT OF THE BLACKSTONE GROUP L.P.

We hereby consent to the inclusion of the references to our firm and the inclusion of and references to our opinion letter, dated August 26, 2005, to the Board of Directors of NDCHealth Corporation ("NDCHealth"), in the Joint Proxy Statement/Prospectus relating to the proposed merger of a wholly owned subsidiary of Per-Se Technologies, Inc. ("Per-Se") with and into NDCHealth contained in Per-Se's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on September 27, 2005. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

The Blackstone Group L.P.

By: /s/ The Blackstone Group L.P.
    -----------------------------
September 27, 2005